EXHIBIT 10.47 TO CURRENT REPORT ON FORM 8-K DATED AS OF APRIL 7, 2003
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April 7, 2003

Health Net, Inc.
21650 Oxnard Street
Woodland Hills, California 91367

Health Net Vision, Inc.
21650 Oxnard Street
Woodland Hills, California 91367

Health Net Life Insurance Company
21650 Oxnard Street
Woodland Hills, California 91367

RE:   LETTER OF INTENT

Gentlemen:

This letter of intent (the "LOI") is made and entered into as of April 7, 2003 by and among SafeGuard Health Enterprises, Inc. ("ENT") and its wholly-owned subsidiaries, SafeGuard Health Plans, Inc., a California corporation and a California Specialized Health Care Service Plan, ("SafeGuard-California"), and SafeHealth Life Insurance Company, a California corporation and a California domiciled Life, Health and Disability Insurance Company, ("SafeHealth"), and Health Net, Inc. ("HNI") and its wholly-owned subsidiaries, Health Net Vision, Inc., a California corporation and a California Specialized Health Care Service Plan ("HNV") and Health Net Life Insurance Company, a Life, Health and Disability Insurance Company, ("HNL"), whereby the parties agree as set forth below. HNI, HNV and HNL are sometimes collectively referred to herein as "HNT," while ENT, SafeGuard-California and SafeHealth are sometimes collectively referred to as "SFGD."

     1. INTRODUCTION AND DESCRIPTION OF THE TRANSACTION. As further described below, at the closing, (i) ENT would acquire from HNI all the issued and outstanding capital stock of HNV through a Stock Purchase Agreement (the "Stock Agreement") and as part of such Stock Agreement, ENT would also acquire, among other things, all the HNV provider contracts, agent and broker contracts, the commercial membership group and individual contracts, with the understanding that HNT employees, groups and individuals that have also purchased HNT medical products will be transitioned to the HNT vision strategic partner upon renewal of such contracts or earlier, and not including the group contracts for Medi-Cal and other similar type government sponsored contracts (the "Government Sponsored Contracts"), provided however, that prior to closing, HNI shall cause to be removed from HNV all such Government Sponsored Contracts; (ii) SafeHealth would acquire from HNL all of the California commercial vision business underwritten and/or controlled by HNL including but not limited to, all the group, individual, preferred provider, and agent contracts relating to the California commercial vision


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business  of HNL, through an Assumption and Indemnity Reinsurance Agreement; and
(iii) ENT would cause HNV and/or SafeHealth, as may be applicable, to enter into an Administrative Services Agreement (the "ASA") upon closing of the Transaction to provide for the transition of the vision business maintained by Health Net of Arizona, Inc. ("HNT-AZ"), through December 31, 2004, for which SFGD will charge HNT fifteen percent (15%) of the claims paid by HNV or SafeHealth, as applicable, related to the HNT-AZ vision business, which fees shall be due ten
(10) calendar days after receipt of a billing from HNV or SafeHealth, and HNL shall have the option to extend the ASA for an additional one (1) year period for a rate to be charged by HNV or SafeHealth to adequately compensate HNV or SafeHealth for the services provided under the ASA, (collectively the "Transaction").

     2. TRANSACTION DOCUMENTS. The Transaction will be set forth in definitive agreements to be prepared, negotiated and executed by the parties, including but not limited to a Stock Purchase Agreement or such similar document ("SPA"), an Assumption and Indemnity Reinsurance Agreement ("Reinsurance
Agreement"), a Network Access Agreement, as may be required, and an ASA, and such other documents mutually determined to be necessary by the parties to carry out the intent of this LOI, (the "Definitive Agreements"). The Definitive Agreements are subject to approval by each party's Board of Directors and completion of due diligence.

     3.     TRANSACTION.

     A. ENT would acquire from HNI one hundred percent (100%) of the issued and outstanding capital stock (the "Stock") of HNV through the SPA. The assets of HNV shall include its license to conduct business as a Specialized Vision Health Care Service Plan in the state of California pursuant to the Knox-Keene
Health Care Service Plan Act of 1975, as amended, and shall also include, but not be limited to, the Tangible Net Equity requirements of HNV as of the closing as required by Title 28, Section 1300.76 of the California Code of Regulations, ("Minimum TNE Requirement"), all the HNV provider contracts, agent and broker contracts, the commercial membership group and individual contracts, and shall not include the group contracts for Medi-Cal and other similar type government sponsored contracts (the "Government Sponsored Contracts"), the Health Net Employees, groups and individuals that have also purchased HNT medical products who will be transitioned to the HNT vision strategic partner upon renewal of such contracts or earlier, provided however, that prior to closing, HNI shall cause to be removed from HNV all such Government Sponsored Contracts.

     B. SafeHealth would acquire from HNL at closing, through the Reinsurance Agreement, one hundred percent (100%) of HNL's California commercial vision business in existence at the time of closing and susceptible to transfer, including all of the vision group, individual, preferred provider, and agent contracts of HNL, provided that, if any such asset is not susceptible to transfer, the parties will negotiate in good faith to provide an appropriate alternative arrangement that results in the same or a substantially similar economic result to the parties.


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     C.     ENT  would  cause  HNV  and/or  SafeHealth, as may be applicable, to enter into the ASA upon closing of the Transaction to provide for the transition of the vision business maintained by HNT-AZ through December 31, 2004, for which SFGD will charge HNT fifteen percent (15%) of the claims paid by HNV or SafeHealth, as applicable, related to the HNT-AZ vision business, which fees shall be due ten (10) calendar days after receipt of a billing from HNV or SafeHealth, and HNL shall have the option to extend the ASA for an additional one (1) year period for a rate to be charged by HNV or SafeHealth to adequately compensate HNV or SafeHealth for the services provided under the ASA.

     4.     PURCHASE  PRICE.

     A.     The  purchase  price  for the Transaction will be an amount equal to
(i) three million dollars ($3,000,000) plus; (ii) an amount equal to the amount of Tangible Net Equity of HNV in excess of the Minimum TNE Requirement (the "Excess Amount"). and (iii) fifty percent (50%) of the Pearle Vision Network rental payment received by HNV after closing for the services provided by HNV to Pearle Vision Network, to be paid by HNV to HNT by the fifteenth (15th) day of the month following the month that HNV receives such payment from Pearle Vision Network, for the month of service starting the month following the closing of the Transaction through the month of service for December 2004. ENT will pay to HNT in cash or by wire transfer at the closing all components of the Purchase Price except those related to item (iii) above and the Minimum TNE Requirement related solely to HNV's Medi-Cal business. The Minimum TNE Requirement related solely to HNV's Medi-Cal business will be paid to HNT on the last day of the full quarter following the closing.

     B. From and after the execution of Definitive Agreements representing the Transaction and prior to closing, or in connection with the Request for Material Modification to be filed by HNV for the sale of HNV to ENT, HNV shall request from the California Department of Managed Health Care (the "Department"), permission to withdraw, and withdraw, from HNV at closing, or before, as the case may be, the Excess Amount. In the event that the Department does not approve HNV's request to withdraw all, or any portion of the Excess Amount, ENT shall, at the closing, and in addition to the $3,000,000 described in subsection 4.A (i) above, pay to HNI the Excess Amount, or that portion thereof that the Department has not permitted HNV to withdraw.

     5. CLOSING. Closing shall occur as of the last day of the calendar month in which a) all required regulatory approvals of the Transaction have been received by the parties hereto; and b) the earlier of the following shall have occurred: (i) December 31, 2003; (ii) the transaction between ENT and HNI for the purchase and sale of Health Net Dental, Inc., (the "HND Transaction") pursuant to the Purchase and Sale Agreement dated as of March 31, 2003, (the "PAS Agreement") shall have terminated; or (iii) the HND Transaction closes.

     6. VISION SEVERANCE CREDIT. Upon the Closing of the Transaction, the Vision Severance Credit as defined in EXHIBIT E of the PAS Agreement shall be eliminated and the parties agree to take all such necessary action and execute and deliver such additional documents to effect the purpose of this provision.


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     7.     TRANSITION  AGREEMENTS.  The parties agree to cooperate in preparing one (1) or more transition agreements which agreements will provide for the provision of certain services such services as accounting or information technology services provided by HNI relating to the transfer of the vision business to ENT, and such other documents that may be necessary in connection with this Transaction.

     8. EMPLOYEES. The parties hereto agree that they will consult with each other concerning open positions that may exist within HNV and provide and receive input with respect to filling such open positions. HNT will provide ENT with a list of open positions within HNV upon execution of this LOI and the parties agree to review such open positions to determine if they should be filled.

     9. NO NEGOTIATION WITH OTHERS. HNT agrees that upon execution of this LOI, and for so long as it remains in effect, it will no longer solicit or entertain offers or enter into any agreements for any transaction that is comparable to the Transaction, and also will not furnish information to any person or entity for such purpose for the period through May 15, 2003, during which period the parties will use their good faith efforts to develop and execute the Definitive Agreements setting forth the terms of the Transaction described herein. Notwithstanding the foregoing, ENT acknowledges that it is the intent of HNT to enter into a strategic relationship agreement with another party to sell HNT private labeled vision products in California, Oregon and Arizona and that as result of such strategic relationship agreement HNT will continue to offer and sell vision products in such states.

     10.     SOLICITATION  OF  EMPLOYEES.

     A. In the event that the Transaction is not consummated, SFGD shall not, at anytime on or before May 15, 2005, initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of HNV or HNI regarding HNV's or HNI's business, operation, prospects or finances or solicit for employment or employ any employees of HNV or HNI or its other affiliates, except with the express permission of HNI; provided however, application of this provision to employees of HNI, or any HNI affiliates other than HNV, is limited to employees of such companies engaged in the due diligence process for the Transaction.

     B. In the event that the Transaction is not consummated, HNI shall not, at any time on or before May 15, 2005, initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of, ENT, SafeGuard-California or SafeHealth that was engaged in the due diligence process for the Transaction, regarding ENT's, SafeGuard-California's or SafeHealth's business, operation, prospects or finances or solicit for employment or employ any officer, director or employee of, ENT, SafeGuard-California or SafeHealth that was engaged in the due diligence process for the Transactions, except with the express permission of ENT.

     11. DEFINITIVE AGREEMENTS. The parties agree to cooperate and use good faith efforts to prepare and execute the Definitive Agreements that shall contain such additional terms,


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conditions, covenants and indemnities as are typical of transactions such as the
Transactions, by not later than May 15, 2003, and consummate the Transaction as soon as possible thereafter. HNI and ENT agree that the initial drafts of the Definitive Agreements shall be the responsibility of HNI to prepare.

     12. REGULATORY APPROVALS. Consummation of the Transaction will be subject to appropriate regulatory approvals or consents and the parties agree to cooperate with one another in securing all such regulatory approvals or consents.

     13. EXPENSES. HNI and ENT each agree to bear all their own expenses with respect to the Transactions. HNI agrees to be responsible for all business brokerage fees that may be due to Shattuck Hammond Partners, LLC in connection with the Transactions.

     14. CONFIDENTIALITY. The parties shall keep confidential the terms and conditions of this LOI, the discussions between the parties, and the Transaction, until the Definitive Agreements are executed at which time HNI and ENT will jointly issue a press release, agreed to in advance by both HNI and ENT, announcing the execution of the Agreements, provided however, that upon the execution of this LOI the parties will jointly issue a press release, agreed to in advance by both HNI and ENT, announcing the execution of this LOI. HNI and ENT agree that neither party shall issue any press release, other than as set forth herein, relating to the Transaction, without the consent of the other party being obtained in advance in writing. Nothing herein shall prevent the disclosure of any such information where the disclosure is required by law or judicial process, including any applicable securities disclosure requirements.

     15. DUE DILIGENCE. ENT shall define and communicate to HNI any additional due diligence requirements. All due diligence shall be completed not later than May 15, 2003. The termination of this LOI and of the negotiations for the proposed Transaction for whatever reason shall not result in any obligation or liability of any party hereto, other than as set forth in Section 15 hereof.

     16. MERGER. In the event ENT decides to merge, simultaneously with the closing of the Transaction or shortly thereafter, HNV with SafeGuard-California, HNI agrees to cooperate with SFGD in taking such reasonable actions necessary to be taken by HNI to assist SFGD in accomplishing such a merger, should any such actions be necessary.

     17. BINDING PROVISIONS. Except for the agreements and provisions of Sections 3, 4, 9, 10, 13 and 14 hereof, which shall constitute binding agreements among the parties hereto, nothing in this Agreement creates a binding obligation of any of the parties and the parties will not have a binding agreement for the Transaction unless and until all applicable parties execute the Definitive Agreements.

     18. ASSIGNMENT. SFGD may assign its right to consummate the Transactions to one or more of its affiliates provided that such affiliate is reasonably acceptable to HNI. HNI shall not unreasonably withhold its consent to any such assignment.


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     19.     COUNTERPARTS.  This  LOI  may  be  executed  in  two  (2)  or  more counterparts, each of which will be deemed an original, but all of which together will constitute one (1) and the same instrument.

     20. TERMINATION. This LOI will terminate if the Definitive Agreements are not executed by May 15, 2003 or such later date as may be approved in writing by the parties hereto.

If this LOI is satisfactory, please so indicate by signing below and returning a copy to ENT.

Very truly yours,

SAFEGUARD HEALTH ENTERPRISES, INC.
95 Enterprise, Suite 100
Aliso Viejo, CA 92656-2605


By:     /s/ James E. Buncher
   ----------------------------------
JAMES E. BUNCHER
President and Chief Executive Officer


SAFEGUARD HEALTH PLANS, INC.
95 Enterprise, Suite 100
Aliso Viejo, CA 92656-2605


By:     /s/ James E. Buncher
   ----------------------------------
JAMES E. BUNCHER
President and Chief Executive Officer

SAFEHEALTH LIFE INSURANCE COMPANY
95 Enterprise, Suite 100
Aliso Viejo, CA 92656-2605


By:     /s/ James E. Buncher
   ----------------------------------
JAMES E. BUNCHER
President and Chief Executive Officer


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Agreed to and Accepted:

Dated: April 7, 2003

HEALTH NET, INC.
21650 Oxnard Street
Woodland Hills, CA 91367


By:        /s/ B. Curtis Westen
        ----------------------------------
Name:      B. Curtis Westen
        ----------------------------------
Title:     General Counsel
        ----------------------------------


Dated: April 7, 2003

HEALTH NET VISION, INC.
21650 Oxnard Street
Woodland Hills, CA 91367


By:        /s/ David W. Anderson
        ----------------------------------
Name:      David W. Anderson
        ----------------------------------
Title:     President
        ----------------------------------


Dated: April 7, 2003

HEALTH NET LIFE INSURANCE COMPANY
21650 Oxnard Street
Woodland Hills, CA 91367


By:        /s/ David W. Anderson
        ----------------------------------
Name:      David W. Anderson
        ----------------------------------
Title:     President
        ----------------------------------


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